Exhibit 5.1

May 9, 2024

Inhibikase Therapeutics, Inc.

3350 Riverwood Parkway SE, Suite 1900

Atlanta, GA 30339

Re: Public Offering

Ladies and Gentlemen:

Reference is made to the filing by Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1, filed on April 19, 2024, as amended on April 25, 2024, April 29, 2024 and May 9, 2024 (the “Registration Statement”), which includes a prospectus (the “Prospectus”).

We are rendering this opinion in connection with the filing by the Company with the SEC of the Registration Statement relating to the offering by the Company (the “Offering”) with respect to the sale of (i) up to 3,968,254 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) up to 3,968,254 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,968,254 shares of Common Stock, (iii) up to 3,968,254 shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Common Warrants”) to purchase up to 3,968,254 shares of Common Stock accompanying the Common Stock and/or Pre-Funded Warrants sold in the Offering, (v) up to 3,968,254 shares of Common Stock issuable from time to time upon exercise of the Common Warrants (the “Common Warrant Shares”), (vi) warrants (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants and Common Warrants, the “Warrants”) to purchase up to 158,730 shares of Common Stock and (vii) the shares of Common Stock issuable from time to time upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares” and, together with the Pre-Funded Warrant Shares and the Common Warrant Shares, the “Warrant Shares”). The Shares, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and Warrant Shares are collectively referred to herein as the “Securities.” The Securities are being sold pursuant to the terms of those certain securities purchase agreements (the “Securities Purchase Agreements”) to be entered into by the Company and that certain placement agency agreement (the “Placement Agency Agreement”) to be entered into by the Company and Maxim Group LLC (“Maxim”).

We understand that the Securities are to be offered and sold in the manner set forth in the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings taken by the board of directors of the Company (the “Board”) in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to: (i) the Registration Statement, (ii) the forms of Warrants, (iii) the form of Securities Purchase Agreement, (iv) the form of Placement Agency Agreement, (v) the Company’s certificate of incorporation, as amended to date, (vi) the Company’s bylaws, as amended to date, (vii) certain resolutions of the Board and (viii) such other corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such certified, conformed, photostatic or facsimile copies. In addition, we have assumed that the Securities will be offered in the manner and on the terms identified or referred to in the Prospectus. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(i)

The Shares have been duly authorized and, when issued and delivered by the Company in accordance with the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable;

(ii)

The Pre-Funded Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iii)

The Pre-Funded Warrant Shares have been duly authorized and, when issued upon exercise of the Pre-Funded Warrants against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable;

(iv)

The Common Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(v)

The Common Warrant Shares have been duly authorized and, when issued upon exercise of the Common Warrants against payment therefor in accordance with the terms of the Common Warrants, will be validly issued, fully paid and nonassessable;

(vi)

The Placement Agent Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(vii)

The Placement Agent Warrant Shares have been duly authorized and, when issued upon exercise of the Placement Agent Warrants against payment therefor in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and nonassessable.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will and Emery LLP
McDermott Will and Emery LLP

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.